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                                                                   EXHIBIT 10.17

                                 PROMISSORY NOTE

May 14, 1999                                                            $200,000

         FOR VALUE RECEIVED, KEN GAVRANOVIC, ("BORROWER"), promises to pay to the order of INTERLAND, INC., a Georgia corporation ("LENDER") at Lender's office located at 34 Peachtree Street, Atlanta, Georgia 30303, or at such other place as the holder hereof may designate, the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000), together with interest on so much of the principal balance of this Note as may be outstanding and unpaid from time to time, calculated on the basis of a 360-day year and actual days elapsed, at the rate per annum indicated below.

         1. PAYMENT OF PRINCIPAL AND INTEREST. The principal balance of this Note and accrued interest thereon shall be payable in full on demand by Lender. Unless demand for payment is earlier made, accrued interest shall be payable quarterly on the 1st day of the calendar month following the quarter in which it accrues commencing on the 1st day of July, 1999, and continuing to be due on the same day of each succeeding quarter thereafter until principal and interest are paid in full. The provision of this interest payment schedule is not intended, and shall not be construed, to affect or impair the demand nature of this Note.

         2. INTEREST RATE. The unpaid principal balance of this Note shall bear interest at a rate per annum of ten percent (10%).

         In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by applicable law (including, without limitation, O.C.G.A. ss. 7-4-18) and, in the event any such excess payment is made by Borrower or received by Lender, such excess sum shall be credited as a payment of principal (or if no principal shall remain outstanding, shall be refunded to Borrower). It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest (including all charges, fees or other amounts deemed to be interest) which is paid or charged under this Note shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis throughout the actual term of this Note and any extension or renewal hereof.

         3. EVENT OF DEFAULT. During the existence of any Event of Default (as defined herein), the unpaid principal balance of this Note shall bear interest on each day until paid at the interest rate otherwise in effect under this Note plus, in Lender's discretion, up to an additional five percentage points (5%). All payments or prepayments on this Note shall first be applied to interest accrued on this Note through the date of such payment or prepayment and then to principal (with partial principal prepayments applied to installments in the order of their maturity).

         The occurrence of any one or more of the following events will constitute a default by Borrower hereunder (an "Event of Default"): (i) Borrower fails to pay when due any amount payable under this Note; or (ii) if any proceeding is instituted by or against Borrower alleging that Borrower is insolvent, unable to pay Borrower's debts as they mature, or not generally paying Borrower's debts as such debts become due, or if any proceeding is instituted by or against Borrower under the Federal Bankruptcy Code or any successor statute, or if any proceeding is


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instituted seeking the appointment of a receiver or trustee for all or any portion of Borrower's property, or if any proceeding affecting the rights or creditors generally is instituted by or against Borrower.

         Upon the occurrence of an Event of Default, Lender, at its option, without demand or notice of any kind, may declare this Note immediately due and payable, whereupon all outstanding principal and accrued interest shall become immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in clause (ii) above, this Note, without demand, notice or declaration by Lender of any kind, shall automatically and immediately become due and payable.

         4. PREPAYMENTS. Borrower may prepay the principal balance of this Note in whole or in part without premium or penalty. All payments or prepayments on this Note shall be applied, first, to interest accrued on this Note through the date of such payment or prepayment and then to principal.

         5. ATTORNEY'S FEES. If this Note is collected by or through an attorney-at-law, all costs of such collection incurred by the Lender, including reasonable attorney's fees, shall be paid by Borrower.

         6. TIME IS OF THE ESSENCE; WAIVERS OF RIGHTS. Time is of the essence of this Note. Lender shall not be deemed to waive any of its rights under this Note unless such waiver be in writing and signed by Lender. No delay or omission by Lender in exercising any of its rights under this Note shall operate as a waiver of such rights, and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

         7. GEORGIA LAW GOVERNS. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without giving effect to its conflicts of law rules). Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         8. WORDS. Words importing the singular number hereunder shall include the plural number and vice versa. The word "Lender" as used herein shall include transferees, successors and assigns of Lender, and all rights of Lender hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Borrower hereunder shall bind Borrower's successors and assigns.

         EXECUTED by the undersigned Borrower as of the day and year first above set forth.


                                    /s/ Ken Gavranovic
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                                  KEN GAVRANOVIC


                                  Address:
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